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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): FEBRUARY 20, 2002
                                                         -----------------



                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                   0-23150                      04-2987600
--------------               -------------              -------------------
(State or other              (Commission                  (IRS Employer
jurisdiction of              File Number)               Identification No.)
incorporation)


         32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS         01923
         -------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (978) 777-4247
                                                           --------------




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ITEM 5. OTHER EVENTS.

On February 20, 2002, Ibis Technology Corporation publicly disseminated a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2001.

Total revenues for the fourth quarter were $1,533,000, up six percent compared to total revenue of $1,444,000 in the third quarter of 2001, and down 62 percent compared to $3,994,000 reported in the fourth quarter of 2000. Net loss for the fourth quarter of 2001 was $3,356,000, or $0.40 per share, compared to a net loss of $2,405,000, or $0.29 per share, including non-recurring other income of approximately $1,400,000, in the preceding quarter, and a net loss of $309,000, or $0.04 per share, in the similar period a year ago.

Fiscal 2001 revenues totaled $7,434,000 compared to $14,475,000 for fiscal year 2000. The net loss for fiscal year 2001 was $9,595,000, or $1.15 per share, compared to net loss of $1,502,000, or $0.18 per share for fiscal 2000. Wafer sales decreased 34% from the prior year and there were no revenues from implanter sales in fiscal year 2001.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibit.

     99.1 Press Release dated February 20, 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  IBIS TECHNOLOGY CORPORATION
                                  (Registrant)



Date: February 20, 2002           /S/ DEBRA L. NELSON
                                  ---------------------------------------------
                                  Debra L. Nelson, Chief Financial Officer



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                                                    EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION

99.1                       Press Release dated February 20, 2002








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